UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 2, 2011

La Jolla Pharmaceutical Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-24274	33-0361285
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4365 Executive Drive, Suite 300, San Diego, California		92121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(858) 452-6600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01 Completion of Acquisition or Disposition of Assets.

On June 2, 2011, GliaMed, Inc. (“GliaMed”) exercised its repurchase right pursuant to section 8.2 of the Asset Purchase Agreement, dated March 29, 2011, by and among La Jolla Pharmaceutical Company (the “Company”), Jewel Merger Sub, Inc. (“Subsidiary”) and GliaMed (the “Purchase Agreement”). As required by section 8.2 of the Purchase Agreement, on June 6, 2011 the Company sold all of the outstanding capital stock of Subsidiary to GliaMed for $100. Subsidiary holds all of the rights and assets related to certain regenerative immunophilin ligand compounds (the “Compounds”), which include patents and patent rights, know-how, regulatory registrations, raw materials and study drug supplies and certain contractual rights (collectively, the “Purchased Assets”), which were the subject of the Purchase Agreement. The Company, therefore, no longer has any right or interest in the Compounds or the Purchased Assets.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 2, 2011, Stephen M. Martin informed the Company of his resignation from the Company’s board of directors and all committees and related positions thereof, effective June 2, 2011. The resignation of Mr. Martin from the board of directors did not involve any disagreement with the Company.

Item 8.01 Other Events.

As previously disclosed in a Current Report on Form 8-K dated as of May 26, 2011, the Company received the final report from Charles River Laboratories, the Company’s clinical research organization, regarding the confirmatory preclinical study of the Company’s LJP1485 compound being studied for tissue regeneration (the “Preclinical Study”), which concluded that the predetermined study endpoints had not been met.

Because the Preclinical Study was not successful, the Company’s existing holders of Series C-11 Convertible Preferred Stock (the “Preferred Stockholders”) were not obligated to exercise their cash warrants (the “Cash Warrants”). The Preferred Stockholders informed the Company on June 2, 2011 that they will not exercise the Cash Warrants. Because the Cash Warrants were not fully exercised by June 2, 2011, GliaMed has, and has exercised, the right to reacquire the Compounds and Purchased Assets, as described in Item 2.01 of this Current Report on Form 8-K.

The Preferred Stockholders have the right to require the Company to redeem all outstanding shares of Series C-11 Convertible Preferred Stock estimated as of June 2, 2011 to be approximately $5.4 million. If the Preferred Stockholders exercise these redemption rights, the Company would have very limited financial resources and would likely need to wind down all activities.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

La Jolla Pharmaceutical Company

June 6, 2011	By:	/s/ Gail A. Sloan

Name: Gail A. Sloan
Title: Chief Financial Officer & Secretary